 Exhibit 99.1

Vivani Medical Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Update

Successful completion of first-in-human study LIBERATE-1 paired with preclinical proof of concept data for a semaglutide implant advance NPM-139, miniature, ultra long-acting semaglutide implant under development for chronic weight management toward a Phase 1 clinical study with results anticipated by the end of 2026.

Single preclinical administration of semaglutide implant configuration demonstrates continued semaglutide exposure and >20% sham-adjusted weight loss for a full year.

Solid cash position from multiple recent financings will support operations into mid-2027 and enable the projected completion of key milestones including the Phase 1 study of NPM-139.

Alameda, CA -- (GLOBE NEWSWIRE) -- March 26, 2026 – Vivani Medical, Inc. (Nasdaq: VANI) (“Vivani” or the “Company”), a clinical-stage biopharmaceutical company developing miniature, ultra long-acting subdermal drug implant candidates utilizing its proprietary NanoPortal™ technology, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided a business update.

“2025 was a pivotal year for Vivani. We successfully completed our first-in-human study, LIBERATE-1; we demonstrated feasibility of our technology with semaglutide, the active ingredient in Wegovy® and Ozempic®; and we made progress against strategic decisions that favorably position the Company in the GLP-1 marketplace,” said Vivani Chief Executive Officer Adam Mendelsohn, Ph.D. “The decision to focus on semaglutide was made based on the combination of promising initial preclinical semaglutide implant feasibility data and encouraging results from LIBERATE-1, the first-in-human application of our proprietary NanoPortal implant technology with exenatide. Our encouragement was reinforced after having recently demonstrated sustained preclinical semaglutide exposures and >20% sham-adjusted weight loss for a full year with a single implant administration. Our GLP-1 implant candidates are unique because of their potential for both once- or twice-yearly administration and the ability to quickly eliminate GLP-1 levels between scheduled administrations if that became necessary. Because GLP-1 based medicines are contraindicated for prevalent conditions such as pregnancy, and because GLP-1 discontinuation is recommended before certain procedures such as surgeries with high aspiration risk, the ability to quickly cease treatment will be a critical feature in any GLP-1 based product that provides sustained delivery for many months at a time.”

Dr. Mendelsohn continued: “In addition, we have made significant progress in advancing our manufacturing capabilities through thoughtful capital equipment purchases and facilities upgrades as part of our efforts to begin preparing for commercial-scale manufacturing. Having also achieved significant clinical operations progress, we project the initiation of our Phase 1 feasibility for NPM-139 (semaglutide implant) for chronic weight management in mid-2026 with data potentially available by the end of this year. This initial Phase 1 study will be conducted in Australia, allowing us to leverage our recent success with LIBERATE-1 and take advantage of the attractive tax incentives provided by the Australian government.”

Recent Business Highlights

On August 5, 2025, Vivani announced plans to support the rapid advancement of NPM-139, a novel semaglutide implant, based on promising results from the LIBERATE-1 clinical study and additional positive data from a preclinical study with a semaglutide implant. LIBERATE-1, the first-in-human application of Vivani’s proprietary NanoPortal implant technology, demonstrated a positive safety and tolerability profile and encouraging performance data. Vivani also announced new NPM-139 (semaglutide implant) preclinical feasibility data that demonstrated approximately 20% sham-adjusted weight loss with a single implant, which had been maintained for more than six months at the time of the announcement. Since the announcement, this feasibility study has now demonstrated sustained sham-adjusted weight loss >20% as well as sustained drug exposure for an entire year. These semaglutide data support the potential for a semaglutide implant with annual dosing. Based on the LIBERATE-1 data supporting the clinical application of the NanoPortal platform technology, and the preclinical weight loss data with a semaglutide implant configuration, Vivani announced plans to prioritize advancement of NPM-139, with clinical development expected to begin in 2026.

In September 2025, Vivani announced plans to initiate a Phase 1 clinical study for the NPM-139 semaglutide implant program, pending regulatory clearance, along with high-level details of the anticipated study design. The Company also announced parallel preparations to initiate a Phase 2 clinical study of NPM-139 pending enabling results from the Phase 1 study and regulatory feedback. The Company anticipates initiating the Phase 1 study in mid-2026.

The Company plans to continue exploring opportunities for Vivani’s stockholders to potentially realize value in its neuromodulation assets. Cortigent Inc. (“Cortigent”), a wholly owned subsidiary of the Company, filed amendments to its registration statement on Form S-1 with the most recent amendments occurring on March 3 and March 17, 2026.

Including multiple share purchase agreements and registered direct offerings it entered into in 2025 and in 2026 year-to-date, the Company raised $41.5M in gross proceeds. Current cash, equivalents and commitments as of December 31, 2025, are expected to fund operations into mid-2027.

Upcoming Anticipated Milestones

•       Phase 1 study results for low-dose NPM-139, Vivani’s miniature, ultra long-acting semaglutide implant under development for chronic weight management, by the end of 2026.

•       Investigational New Drug Application for NPM-139 to support the proposed Phase 2 dose-ranging study of this semaglutide implant.

•       Transition of Cortigent into an independent, publicly traded company. Currently exploring both a spin-off to be registered on a Form 10 and an IPO to be registered on a Form S-1 registration statement.

Fourth Quarter 2025 Financial Results

Note: Vivani (or the “Company”) refers to the consolidated company including the Biopharm Division and Cortigent. The Biopharm Division refers to the drug implant business, the main focus of the consolidated company.

Cash Balance: As of December 31, 2025, Vivani had cash and cash equivalents totaling $16.2 million, compared to $18.4 million as of December 31, 2024. The decrease of $2.2 million is primarily attributed to a net loss of $26.6 million, and $1.2 million related to purchase of equipment, which was mostly offset by net proceeds of $23.3 million provided by the financing activities, non-cash items totaling $3.5 million which include stock-based compensation, depreciation and amortization of property and equipment, and lease expense.

Research and development expenses: Research and development expenses during the fourth quarter of 2025 were $4.6 million, compared to $4.3 million during the fourth quarter of 2024. The increase of $0.3 million, or 7%, was primarily attributable to staffing reduction and reduced use of outside services.

General and administrative expenses: General and administrative expenses during the fourth quarter of 2025 were $2.2 million, compared to $2.1 million during the fourth quarter of 2024.

Other income (expense): Other income (expense), net during the fourth quarter of 2025 was $0.2 million, compared to $0.4 million during the fourth quarter of 2024. The decrease of $0.2 million, or 50%, was primarily attributable to  lower interest income being earned on deposits from the Biopharm Division and the write off of the accumulated other comprehensive income related to foreign currency translation balance of the Neurostimulation Division’s Switzerland subsidiary which effectively closed in 2025, partially offset by an increase R&D rebates earned.

Net Loss: The net loss during the fourth quarter of 2025 was $6.6 million, compared to $6.1 million during the fourth quarter of 2024. The increase of $0.5 million, or 8%, was primarily attributable to the increase in the clinical trial related expense and development expense from our Biopharm Division, the increase in professional services and the decrease in other income from our Neurostimulation Division and our Biopharm Division.

Full Year 2025 Financial Results

Research and development expense. Research and development expense during the year ended December 31, 2025 was $18.1 million, compared to $15.7 million during the year ended December 31, 2024. The increase of $2.4 million, or 15%, was primarily attributable to the increase in both the clinical trial related expense and development expense from our Biopharm Division.

General and administrative expense. General and administrative expense during the year ended December 31, 2025 was $9.4 million, compared to $8.9 million during the year ended December 31, 2024. The increase of $0.5 million, or 6%, was primarily attributable to the increase in the professional services of our Neurostimulation Division and our Biopharm Division.

Other income, net. Other income, net during the year ended December 31, 2025 was $0.9 million, compared to $1.2 million during the year ended December 31, 2024. The decrease of $0.3 million was primarily attributable to lower interest income being earned on deposits from our Biopharm Division and the write off of the accumulated other comprehensive income related to foreign currency translation balance of our Neurostimulation Division’s Switzerland subsidiary effectively closed in 2025, partially offset by an increase R&D rebates earned.

Net loss. The net loss during the year ended December 31, 2025 was $26.6 million, compared to $23.5 million during the year ended December 31, 2024. The increase in net loss of $3.1 million was primarily attributable to the increase in the clinical trial related expense and development expense from our Biopharm Division, the increase in professional services and the decrease in other income from our Neurostimulation Division and our Biopharm Division.

 About Vivani Medical, Inc.

Leveraging its proprietary NanoPortal™ platform, Vivani develops biopharmaceutical implants designed to deliver drug molecules steadily over extended periods of time with the goal of guaranteeing adherence and improving patient tolerance to their medication. Vivani is developing a portfolio of GLP-1 based implants for metabolic diseases including obesity and type-2 diabetes. These NanoPortal implants are designed to provide patients with the opportunity to realize the full potential benefit of their medication by avoiding the numerous challenges associated with the daily or weekly administration of orals and injectables, including tolerability issues and loss of efficacy. Medication non-adherence occurs when patients do not take their medication as prescribed. This affects an alarming number of patients, approximately 50%, including those taking daily pills. For more information, please visit: www.vivani.com.

About Cortigent, Inc.

Cortigent, Inc., a wholly owned subsidiary of Vivani, is developing brain implant devices to help patients recover critical body functions. Our patent-protected precision neurostimulation technology platform leverages neuroscience and proprietary microelectronics to create advanced medical devices. Our predecessor, Second Sight Medical Products, previously marketed Argus® II, the first and only medical device to obtain FDA approval to treat a rare form of blindness. This innovative device has helped hundreds of profoundly blind patients to achieve meaningful visual perception. Cortigent’s next generation investigational system, the Orion® cortical stimulation system, has been designed to treat blindness caused by common conditions including glaucoma and diabetic retinopathy. Orion has an FDA Breakthrough Device designation, completed a 6-year Early Feasibility Study in 2025 with promising safety and efficacy results and is covered by an extensive intellectual property estate. Cortigent is also applying its core technology to improving recovery of arm and hand motion in patients with paralysis due to stroke. For more information and patient videos, please visit: www.cortigent.com.

 Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that are used in this press release, including statements regarding Vivani’s business, products in development, including the therapeutic potential thereof, the planned development thereof, Vivani’s plans with respect to Cortigent and its technology, strategy, cash position and financial runway. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Vivani’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Vivani’s control. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, risks that the spin-off will not be completed in a timely manner or at all; risks of failure to satisfy any conditions to the spin-off; risks of failure of the spin-off to qualify for nonrecognition of gain or loss for U.S. federal income tax purposes; uncertainty of whether the anticipated benefits of the spin-off can be achieved; risks of unexpected costs or delays; and risks and uncertainties associated with the development and commercialization of products and product candidates that may impact or alter anticipated business plans, strategies and objectives. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, risks related to market conditions and the ability of Cortigent to complete its spin-off, Cortigent’s history of losses and its ability to access additional capital or otherwise fund its business and advance its product candidates and preclinical programs. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. There may be additional risks that the Company or Cortigent consider immaterial, or which are unknown. A further list and description of risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 26, 2026, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by Vivani in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of added information, future developments or otherwise, except as required by law

Company Contacts:

Company Contact:
Donald Dwyer
Chief Business Officer
info@vivani.com
(415) 506-8462

Investor and Media Relations Contact:
Jami Taylor
Investor and Media Relations Advisor
investors@vivani.com
(415) 506-8462

VIVANI MEDICAL, INC.

AND SUBSIDIARIES

 Consolidated Balance Sheets

(In thousands, except per share data)

	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,232	$18,352
R&D tax credit incentive receivable	654	253
Prepaid expenses and other current assets	1,012	1,837
Total current assets	17,898	20,442
Property and equipment, net	2,879	1,693
Operating lease right-of-use assets, net	17,230	17,957
Restricted cash	1,338	1,338
Deposits and other assets	48	131
TOTAL ASSETS	$39,393	$41,561
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,032	$817
Accrued expenses	1,736	1,803
Litigation accrual	1,675	1,675
Accrued compensation expense	365	343
Lease liability, current portion	1,794	1,348
Total current liabilities	6,602	5,986
Lease liability, noncurrent portion	17,061	17,965
TOTAL LIABILITIES	23,663	23,951
Commitments and contingencies (Note 13)
STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.0001 per share; 10,000 shares authorized; none outstanding	—	—
Common stock, par value $0.0001 per share; 300,000 shares authorized; shares issued and outstanding: 76,428 and 59,235 as of December 31, 2025 and 2024, respectively	8	6
Additional paid-in capital	164,225	139,480
Accumulated other comprehensive income	30	48
Accumulated deficit	(148,533)	(121,924)
TOTAL STOCKHOLDERS' EQUITY	15,730	17,610
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$39,393	$41,561

VIVANI MEDICAL, INC.

AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

	Year Ended December 31,
	2025	2024
Operating expenses:
Research and development, net of grants	$18,126	$15,745
General and administrative, net of grants	9,430	8,932
Total operating expenses	27,556	24,677
Loss from operations	(27,556)	(24,677)
Other income (expense), net	947	1,191
Net loss	$(26,609)	$(23,486)
Net loss per common share - basic and diluted	$(0.43)	$(0.43)
Weighted average shares outstanding - basic and diluted	62,389	54,981